WISDOMTREE CBOE RUSSELL 2000 PUTWRITE STRATEGY FUND


INVESTMENT ADVISORY AGREEMENT:

 Registrant incorporates by reference EX-99.(D)(4) of Form 485BPOS, dated and filed on October 23, 2017.
   (SEC Accession No. 0001193125-17-316748)


SUB-ADVISORY AGREEMENT:

Registrant incorporates by reference EX-99.(D)(11) of Form 485BPOS, dated and filed on December 18, 2017.
   (SEC Accession No. 0001193125-17-372292)


WAIVER AGREEMENT:

Registrant incorporates by reference EX-99.(D)(27) of Form 485BPOS, dated and filed on October 23, 2017.
   (SEC Accession No. 0001193125-17-316748)